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                                    May 26, 1998

Phoenix Technologies Ltd.
411 E. Plumeria Drive
San Jose, California 95134

Ladies and Gentlemen:

     This opinion is being delivered to you in connection with the Form S-4 Registration Statement filed with the Securities and Exchange Commission (which contains a Prospectus and joint Proxy Statement) (the "Registration Statement") filed pursuant to the Agreement and Plan of Reorganization dated as of April 15, 1998 (the "Reorganization Agreement") by and among Phoenix Technologies Ltd., a Delaware corporation ("Phoenix"), Portland Acquisition Corporation, a California corporation and a wholly owned subsidiary of Phoenix ("Merger Sub"), and Award Software International, Inc., a California corporation ("Award"). Pursuant to the Reorganization Agreement, Merger Sub will merge with and into Award (the "Merger"), and Award will become a wholly owned subsidiary of Phoenix.

     Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

     We have acted as counsel to Phoenix in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined (or will examine on or prior to the Effective Time), and are relying (or will rely) upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

     1.   The Reorganization Agreement;

     2. Those certain tax representation letters dated May 26, 1998, delivered to us by Phoenix, Merger Sub, and Award containing certain representations of Phoenix, Merger Sub, and Award (the "Tax Representation Letters"); and

     3. Such other instruments and documents related to the formation, organization and operation of Phoenix, Merger Sub, and Award and related to the consummation of the Merger and the other transactions contemplated by the Reorganization Agreement as we have deemed necessary or appropriate.


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Phoenix Technologies Ltd.
May 26, 1998
Page 2

     In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

     1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are prerequisites to the effectiveness thereof;

     2. All representations, warranties and statements made or agreed to by Phoenix, Merger Sub, and Award, their managements, employees, officers, directors and shareholders in connection with the Merger, including, but not limited to, those set forth in the Reorganization Agreement (including the exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times;

     3. All covenants contained in the Reorganization Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

     4. The Merger will be reported by Phoenix and Award on their respective federal income tax returns in a manner consistent with the opinion set forth below;

     5. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification; and

     6. The opinion dated May 26, 1998, rendered by Cooley Godward LLP to Award with respect to the qualification of the Merger as a reorganization within the meaning of Section 368(a)(1) of the Code has been delivered and has not been withdrawn.

     Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the Reorganization Agreement (and without any waiver, breach or amendment of any of the provisions thereof), the Merger is effective under the laws of the state of California, and the statements set forth in the Tax Representation Letters are true and correct as of the Effective Time, then for federal income tax purposes, the Merger will be a "reorganization" within the meaning of Section 368(a) of the Code.

     In addition, to your request for our opinion on this specific matter of federal income tax law, you have asked us to review the discussion of federal income tax issues contained in the Registration Statement. We have reviewed the discussion entitled "Certain Federal Income Tax Considerations"

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Phoenix Technologies Ltd.
May 26, 1998
Page 3

contained in the Registration Statement and believe that, insofar as it relates to statement of law and legal conclusions, is correct in all material respects.

     We consent to the reference to our firm under the caption "Certain Federal Income Tax Considerations" in the Proxy Statement/Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

     This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Reorganization Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or any other transactions contemplated by the Reorganization Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. No opinion is expressed as to the federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws (for example, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax banks, tax-exempt organizations, non-United States persons, and shareholders who acquired their shares of Award stock pursuant to the exercise of options or otherwise as compensation).

     No opinion is expressed as to any transaction other than the Merger as described in the Reorganization Agreement, or as to any other transaction whatsoever, including the Merger, if all of the transactions described in the Reorganization Agreement are not consummated in accordance with the terms of the Reorganization Agreement and without waiver of any material provision thereof. To the extent that any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

     This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on the Code, existing judicial decisions, administrative regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

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Phoenix Technologies Ltd.
May 26, 1998
Page 4

     This opinion is being delivered solely in connection with the Registration Statement. It is intended for the benefit of Phoenix and Merger Sub and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ Wilson Sonsini Goodrich & Rosati